SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2001

                         Pacific Gateway Exchange, Inc.

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             (Exact name of registrant as specified in its charter)





         Delaware                    000-21043               94-3134065
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  (State or other jurisdiction      (Commission           (I.R.S. Employer
        of Incorporation)           File Number)         Identification No.)


500 Airport Boulevard, Suite 370
Burlingame, California
                                                            94010
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(Address of principal executive offices)
                                                           (Zip Code)

Registrant's telephone number, including area code: (650) 347-7489




500 Airport Boulevard, Suite 340
Burlingame, California
                                                            94010
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(Former name or former address, if changed since last report)


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This report on Form 8-K includes forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, such as statements regarding the debtor-in-possession financing arrangement and estimated financial information. Actual results may differ materially from those projected due to numerous factors (both within and beyond the Company's control), including: 1) actions taken by the United States Bankruptcy Court; 2) actions taken by the Company's lenders, its other creditors, and parties in interest in the Company's bankruptcy cases; 3) the ability to locate purchasers for the Company's assets and to negotiate and close asset sales; 4) the prices at which the Company is able to sell assets; and 5) financial information which is not available at this time.

Item 5.  Other Events

        Pursuant to its terms, the debtor in possession credit facility ("DIP Facility") under which the Company and those of its U.S. subsidiaries which have commenced bankruptcy proceedings (the "Debtors") have funded their liquidation efforts to date matured on May 30, 2001. The Debtors' lenders under the DIP Facility (the "Lenders") have indicated their willingness to extend the maturity of the DIP Facility through and including June 29, 2001 and to authorize draws and expenditures under the DIP Facility in accordance with a specified budget. The Debtors and the Lenders are in the process of documenting the terms of that extension, which will be submitted to the court for review
and approval.   However, there can be no assurance that the extension will be approved. The Lenders have made no assurance of any additional extensions beyond June 29, 2001. If the DIP Facility terminates for any reason, the Debtors will not have funds with which to continue their own liquidation efforts. In such event, the Debtors may convert their cases to chapter 7 of the Bankruptcy Code, or a party in interest may request that the Bankruptcy Court do so. Irrespective of whether the Lenders agree to extend the DIP Facility through June 29, 2001 or thereafter, the Debtors may be unable to propose or confirm a plan of reorganization and instead may determine, in consultation with creditor representatives, to dismiss or convert their cases to chapter 7.

         The Lenders have declined to advance the additional funds necessary for the Company to prepare and file its Report on Form 10-K for the year ended December 31, 2000 or its Report on Form 10-Q for the quarter ended March 31, 2001. Without such an advance, the Company will not be able to complete and file such reports.

         Nevertheless, the Company wants to do all it can to inform all parties of its business and financial condition. The following information is not audited or verified but rather consists of estimates necessarily based upon available information which may be incomplete or inaccurate.

        As reported in the Company's Report on Form 10-Q for the quarter ended September 30, 2000, operations of the Company had been substantially curtailed in the third quarter of 2000 and even more operations were curtailed in the fourth quarter of 2000. The estimated revenues for the quarter ended
December 31, 2000 was $17,866,278, bringing the estimated total revenues for the year ended December 31, 2000 to $298,387,823. The Company estimates that net losses (before income tax) in the quarter ended December 31, 2000 were $32,850,312, bringing the estimated total net losses (before income tax) for the year ended December 31, 2000 to $187,872,682. As reported above, due to limited resources, the Company's estimates of the results have not been audited or verified, may be incorrect and are subject to change.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 31, 2001                          PACIFIC GATEWAY EXCHANGE, INC.


                                             By:  /s/ David M. Davis
                                                  ------------------------------
                                                  David M. Davis
                                                  Chief Financial Officer


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